HomeStreet, Inc. Reports Third Quarter 2019 Results and $25 Million Share Repurchase Program

Key highlights and developments for the Third Quarter 2019:

•
Reported net income from continuing operations for the third quarter of 2019 of $13.7 million, or $0.54 per diluted share, compared with $8.9 million, or $0.32 per diluted share for the second quarter of 2019

•	Approved a $25 million common stock share repurchase program that will commence during the fourth quarter, subject to regulatory non-objection

•	Reduced full time equivalent employees to 1,132 at September 30, 2019 compared to 1,221 at June 30, 2019, a 7.3% reduction

•	Continuing operations noninterest expense decreased by $3.1 million, or 5.3% from the second quarter of 2019

•	Deposits increased to $5.80 billion, an increase of 3.8% from June 30, 2019

•	Consolidated the Lake Oswego, OR retail deposit branch into the nearby Lake Grove branch

SEATTLE –October 21, 2019 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the "Company" or "HomeStreet"), the parent company of HomeStreet Bank, today announced the Company earned net income of $13.8 million, or $0.55 income per diluted share for the third quarter of 2019 compared with a net loss of $5.6 million, or $0.22 loss per diluted share for the second quarter of 2019. Net income from continuing operations for the third quarter of 2019 was $13.7 million, or $0.54 per diluted share, compared with $8.9 million, or $0.32 per diluted share for the second quarter of 2019.
“Homestreet’s third quarter 2019 results reflect the early success of our strategic changes,” said Mark K. Mason, Homestreet’s Chairman of the Board, President, and Chief Executive Officer. “As expected, total assets declined primarily due to both the decline in loans held for sale as a result of our home loan center sales in the second quarter and an increase in loan prepayments. The decline in total assets in conjunction with increasing deposits drove a meaningful decrease in wholesale funding which helped offset margin pressure in the quarter. We also completed the final transfer of servicing deposits related to our first quarter mortgage servicing sales. We now have substantially completed the very complex transactions related to our Discontinued Operations and we do not anticipate significant impact on our financial results from Discontinue Operations going forward.
“We also made progress toward our longer-term goal of improving the efficiency and profitability of the Company as we implemented the initial phases of the efficiency plan we continue to develop with our consultants. Based on the work completed to date, we continue to believe we can achieve the cost reduction goals that we established last quarter. However, like our peers, we are experiencing the impact on our net interest margin of lower interest rates, higher deposit costs and changes in the yield curve. These changes negatively impacted our net interest margin in the quarter and while deposit costs are already declining, the interest rate environment may continue to impact future results. Notwithstanding the impact of the changing interest rate environment, we are pleased with our third quarter results and we are committed, subject to the challenges presented by the current environment, to achieving the profitability and efficiency goals we established last quarter.”
The Board of Directors has approved an additional share repurchase program for up to $25 million in aggregate amount of shares of the Company’s common stock, no par value, from shareholders, which represents approximately 3.8% of the Company’s currently outstanding common stock based on the closing price of the stock as of September 30, 2019. This repurchase is in addition to the 2.7 million shares of common stock that the Company repurchased earlier this year through open market repurchases made during the second quarter and a negotiated repurchase from a group of investors that was completed during the third quarter. Under this new repurchase program, the Company may again repurchase shares from time to time in the open market, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 and Rule 10b5-1 of the Securities and Exchange Commission and applicable federal securities laws. The share repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion. This repurchase program is subject to regulatory approval and will not be commenced unless and until such non-objection is received.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, October 22, 2019 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Mark R. Ruh, Executive Vice President and Chief Financial Officer, will discuss third quarter 2019 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10135109 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10135109.

The information to be discussed in the conference call will be posted on the Company's web site shortly after the market closes on Monday, October 21, 2019.
About HomeStreet
Now in its 99th year, HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products, and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter Ended					Nine Months Ended
(dollars in thousands, except share data)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Income statement data (for the period ended):
Net interest income	$47,134	$49,187	$47,557	$48,910	$47,860	$143,878	$141,053
Provision for credit losses	—	—	1,500	500	750	1,500	2,500
Noninterest income	24,580	19,829	8,092	10,382	10,650	52,501	26,151
Noninterest expense	55,721	58,832	47,846	47,892	47,914	162,399	147,349
Income from continuing operations before income taxes	15,993	10,184	6,303	10,900	9,846	32,480	17,355
Income tax expense (benefit) from continuing operations	2,328	1,292	1,245	(1,575)	1,757	4,865	3,341
Income from continuing operations	13,665	8,892	5,058	12,475	8,089	27,615	14,014
Income (loss) from discontinued operations before income taxes	190	(16,678)	(8,440)	3,959	4,561	(24,928)	13,651
Income tax expense (benefit) from discontinued operations	28	(2,198)	(1,667)	1,207	815	(3,837)	2,865
Income (loss) from discontinued operations	162	(14,480)	(6,773)	2,752	3,746	(21,091)	10,786
NET INCOME (LOSS)	$13,827	$(5,588)	$(1,715)	$15,227	$11,835	$6,524	$24,800
Basic income (loss) per common share:
Income from continuing operations	$0.55	$0.32	$0.19	$0.46	$0.30	$1.04	$0.52
Income (loss) from discontinued operations	0.01	(0.54)	(0.25)	0.10	0.14	(0.81)	0.40
Basic income (loss) per common share	$0.55	$(0.22)	$(0.06)	$0.56	$0.44	$0.23	$0.92
Diluted income (loss) per common share:
Income from continuing operations	$0.54	$0.32	$0.19	$0.46	$0.30	$1.03	$0.52
Income (loss) from discontinued operations	0.01	(0.54)	(0.25)	0.10	0.14	(0.80)	0.40
Diluted income (loss) per common share	$0.55	$(0.22)	$(0.06)	$0.56	$0.44	$0.22	$0.91

Common shares outstanding	24,408,513	26,085,164	27,038,257	26,995,348	26,989,742	24,408,513	26,989,742

Core net income (2)	$12,973	$3,951	$8,139	$9,721	$12,253	$25,063	$30,397
Core diluted income per common share (2)	$0.52	$0.14	$0.30	$0.36	$0.45	$0.93	$1.12
Weighted average number of shares outstanding:
Basic	24,419,793	26,619,216	27,021,507	26,993,885	26,985,425	26,020,172	26,963,260
Diluted	24,625,938	26,802,130	27,185,175	27,175,522	27,181,688	26,204,414	27,165,672
Shareholders' equity per share	$28.32	$27.75	$27.63	$27.39	$26.48	$28.32	$26.48
Tangible book value per share (2)	$26.83	$26.34	$26.26	$26.36	$25.43	$26.83	$25.43

Financial position (at period end):
Loans held for investment, net	$5,139,108	$5,287,859	$5,345,969	$5,075,371	$5,026,301	$5,139,108	$5,026,301
Total assets	6,835,878	7,200,790	7,171,405	7,042,221	7,029,082	6,835,878	7,029,082
Deposits	5,804,307	5,590,893	5,178,334	4,888,558	4,943,545	5,804,307	4,943,545
Shareholders' equity	691,136	723,910	747,031	739,520	714,782	691,136	714,782

Other data:
Full-time equivalent employees (ending)	1,132	1,221	1,937	2,036	2,053	1,132	2,053

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	Quarter Ended					Nine Months Ended
(dollars in thousands, except share data)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Financial performance, continuing and discontinued: (8)
Return on average shareholders' equity (1)	7.98%	(3.02)%	(0.91)%	8.30%	6.23%	1.19%	4.45%
Return on average shareholders' equity, excluding income tax reform-related benefit, restructuring-related and acquisition-related expenses (net of tax) (2)	7.49%	2.12%	4.34%	5.30%	6.45%	4.59%	5.45%
Return on average tangible shareholders' equity, excluding income tax reform-related benefit, restructuring-related and acquisition-related expenses (net of tax) (2)	7.90%	2.24%	4.51%	5.51%	6.70%	4.81%	5.67%
Return on average assets	0.79%	(0.31)%	(0.10)%	0.86%	0.66%	0.12%	0.47%
Return on average assets, excluding income tax reform-related benefit, restructuring-related and acquisition-related expenses (net of tax) (2)	0.74%	0.21%	0.45%	0.55%	0.69%	0.46%	0.58%
Net interest margin (3)	2.96%	3.11%	3.11%	3.19%	3.20%	3.06%	3.22%
Efficiency ratio (4)	78.08%	106.83%	100.66%	84.64%	86.19%	96.60%	90.13%
Core efficiency ratio (2)(5)	79.54%	94.13%	87.81%	85.43%	85.71%	87.78%	88.04%
Financial performance, continuing operations:
Efficiency ratio (4)	77.70%	85.24%	85.98%	80.77%	81.89%	82.70%	88.13%
Asset quality:
Allowance for loan losses/total loans (6)	0.84%	0.81%	0.80%	0.81%	0.80%	0.84%	0.80%
Allowance for loan losses/nonaccrual loans	349.37%	435.59%	271.99%	356.92%	419.57%	349.37%	419.57%
Nonaccrual loans/total loans	0.24%	0.19%	0.29%	0.23%	0.19%	0.24%	0.19%
Nonperforming assets/total assets	0.21%	0.16%	0.23%	0.17%	0.15%	0.21%	0.15%

Regulatory capital ratios for the Bank: (7)
Tier 1 leverage capital (to average assets)	10.17%	9.86%	11.17%	10.15%	9.70%	10.17%	9.70%
Tier 1 common equity risk-based capital (to risk-weighted assets)	13.37%	13.26%	14.88%	13.82%	13.26%	13.37%	13.26%
Tier 1 risk-based capital (to risk-weighted assets)	13.37%	13.26%	14.88%	13.82%	13.26%	13.37%	13.26%
Total risk-based capital (to risk-weighted assets)	14.28%	14.15%	15.77%	14.72%	14.15%	14.28%	14.15%
Risk-weighted assets	$5,240,266	$5,350,351	$5,347,115	$5,121,575	$5,072,821	$5,240,266	$5,072,821
Regulatory capital ratios for the Company: (7)
Tier 1 leverage capital (to average assets)	10.05%	10.12%	10.73%	9.51%	9.17%	10.05%	9.17%
Tier 1 common equity risk-based capital (to risk-weighted assets)	11.51%	11.99%	12.62%	11.26%	10.84%	11.51%	10.84%
Tier 1 risk-based capital (to risk-weighted assets)	12.59%	13.06%	13.68%	12.37%	11.94%	12.59%	11.94%
Total risk-based capital (to risk-weighted assets)	13.50%	13.95%	14.58%	13.27%	12.82%	13.50%	12.82%
Risk-weighted assets	$5,543,048	$5,628,362	$5,626,399	$5,396,261	$5,363,263	$5,543,048	$5,363,263

(1)	Net earnings available to common shareholders divided by average shareholders' equity.

(2)
Core net income; core diluted income per common share; tangible book value per share of common share; core efficiency ratio; return on average shareholders' equity, return on average tangible shareholders' equity, and return on average assets, in each case excluding income tax reform-related items, restructuring related items and acquisition-related items, are non-GAAP financial measures. For additional information on these non-GAAP financial measures and for corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures in this earnings release.

(3)	Net interest income divided by total average interest-earning assets on a tax equivalent basis.

(4)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

(5)	Noninterest expense divided by total net revenue (net interest income and noninterest income), adjusted for restructuring-related and acquisition-related items.

(6)
Includes loans acquired from acquisitions. Excluding acquired loans, allowance for loan losses /total loans was 0.89%, 0.86%, 0.86%, 0.85% and 0.84% at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively.

(7)	Regulatory capital ratios at September 30, 2019 are preliminary.

HomeStreet, Inc. and Subsidiaries
Five Quarter and Year to Date Consolidated Statements of Operations

	Quarter Ended					Nine Months Ended
(in thousands, except share data)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Interest income:
Loans	$64,803	$67,015	$62,931	$62,070	$58,624	$194,749	$166,280
Investment securities	4,879	4,884	5,564	5,979	5,580	15,327	16,666
Other	395	180	188	204	76	763	263
	70,077	72,079	68,683	68,253	64,280	210,839	183,209
Interest expense:
Deposits	20,502	16,940	14,312	13,359	11,286	51,754	28,636
Federal Home Loan Bank advances	501	3,635	4,642	4,088	3,277	8,778	8,286
Federal funds purchased and securities sold under agreements to repurchase	39	463	304	159	83	806	139
Long-term debt	1,698	1,725	1,744	1,706	1,695	5,167	4,941
Other	203	129	124	31	79	456	154
	22,943	22,892	21,126	19,343	16,420	66,961	42,156
Net interest income	47,134	49,187	47,557	48,910	47,860	143,878	141,053
Provision for credit losses	—	—	1,500	500	750	1,500	2,500
Net interest income after provision for credit losses	47,134	49,187	46,057	48,410	47,110	142,378	138,553
Noninterest income:
Net gain on loan origination and sale activities	15,951	12,178	2,607	3,516	4,193	30,736	8,350
Loan servicing income	2,687	2,176	1,043	872	954	5,906	2,799
Depositor and other retail banking fees	2,079	2,024	1,745	2,104	2,031	5,848	5,915
Insurance agency commissions	603	573	625	535	588	1,801	1,658
(Loss) gain on sale of investment securities available for sale	(18)	137	(247)	1	(4)	(128)	234
Other	3,278	2,741	2,319	3,354	2,888	8,338	7,195
	24,580	19,829	8,092	10,382	10,650	52,501	26,151
Noninterest expense:
Salaries and related costs	32,793	34,239	25,279	25,649	25,183	92,311	79,393
General and administrative	9,539	7,844	8,182	7,274	8,591	25,565	25,658
Amortization of core deposit intangibles	429	461	333	406	406	1,223	1,219
Legal	594	1,824	(204)	980	873	2,214	2,393
Consulting	866	887	1,408	746	426	3,161	1,723
Federal Deposit Insurance Corporation (recoveries) assessments	(694)	833	821	1,069	880	960	2,739
Occupancy	4,856	5,826	4,968	4,572	4,548	15,650	13,531
Information services	7,325	6,948	7,088	7,246	7,005	21,361	20,782
Net cost (benefit) from operation and sale of other real estate owned	13	(30)	(29)	(50)	2	(46)	(89)
	55,721	58,832	47,846	47,892	47,914	162,399	147,349
Income from continuing operations before income taxes	15,993	10,184	6,303	10,900	9,846	32,480	17,355
Income tax expense (benefit) from continuing operations	2,328	1,292	1,245	(1,575)	1,757	4,865	3,341
Income from continuing operations	13,665	8,892	5,058	12,475	8,089	27,615	14,014
Income (loss) from discontinued operations before income taxes	190	(16,678)	(8,440)	3,959	4,561	(24,928)	13,651
Income tax expense (benefit) for discontinued operations	28	(2,198)	(1,667)	1,207	815	(3,837)	2,865
Income (loss) from discontinued operations	162	(14,480)	(6,773)	2,752	3,746	(21,091)	10,786
NET INCOME (LOSS)	$13,827	$(5,588)	$(1,715)	$15,227	$11,835	$6,524	$24,800

Basic income (loss) per common share:
Income from continuing operations	$0.55	$0.32	$0.19	$0.46	$0.30	$1.04	$0.52
Income (loss) from discontinued operations	0.01	(0.54)	(0.25)	0.10	0.14	(0.81)	0.40
Basic income (loss) per share	$0.55	$(0.22)	$(0.06)	$0.56	$0.44	$0.23	$0.92
Diluted income (loss) per common share:
Income from continuing operations	$0.54	$0.32	$0.19	$0.46	$0.30	$1.03	$0.52
Income (loss) from discontinued operations	0.01	(0.54)	(0.25)	0.10	0.14	(0.80)	0.40
Diluted income (loss) per share	$0.55	$(0.22)	$(0.06)	$0.56	$0.44	$0.22	$0.91
Basic weighted average number of shares outstanding	24,419,793	26,619,216	27,021,507	26,993,885	26,985,425	26,020,172	26,963,260
Diluted weighted average number of shares outstanding	24,625,938	26,802,130	27,185,175	27,175,522	27,181,688	26,204,414	27,165,672

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Financial Condition

(in thousands, except share data)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Assets:
Cash and cash equivalents	$74,788	$99,602	$67,690	$57,982	$59,006
Investment securities	866,736	803,819	816,878	923,253	903,685
Loans held for sale	172,958	145,252	56,928	77,324	103,763
Loans held for investment, net	5,139,108	5,287,859	5,345,969	5,075,371	5,026,301
Mortgage servicing rights	90,624	94,950	95,942	103,374	106,592
Other real estate owned	1,753	1,753	838	455	751
Federal Home Loan Bank stock, at cost	8,764	24,048	32,533	45,497	40,732
Premises and equipment, net	78,925	81,167	85,635	88,112	88,799
Lease right-of-use assets	101,843	102,353	113,083	—	—
Goodwill	30,170	30,170	29,857	22,564	22,564
Other assets	187,298	176,888	169,268	171,255	162,650
Assets of discontinued operations	82,911	352,929	356,784	477,034	514,239
Total assets	$6,835,878	$7,200,790	$7,171,405	$7,042,221	$7,029,082
Liabilities and shareholders' equity:
Liabilities:
Deposits	$5,804,307	$5,590,893	$5,178,334	$4,888,558	$4,943,545
Federal Home Loan Bank advances	5,590	387,590	599,590	932,590	816,591
Accounts payable and other liabilities	84,095	102,943	126,546	169,970	156,283
Federal funds purchased and securities sold under agreements to repurchase	—	—	27,000	19,000	55,000
Long-term debt	125,603	125,556	125,509	125,462	125,415
Lease liabilities	120,072	121,677	130,221	—	—
Liabilities of discontinued operations	5,075	148,221	237,174	167,121	217,466
Total liabilities	6,144,742	6,476,880	6,424,374	6,302,701	6,314,300
Shareholders' equity:
Temporary shareholders' equity
Shares subject to repurchase	—	52,735	—	—	—
Permanent shareholders' equity
Preferred stock, no par value
Authorized 10,000 shares	—	—	—	—	—
Common stock, no par value
Authorized 160,000,000 shares	511	511	511	511	511
Additional paid-in capital	309,649	308,705	342,049	342,439	341,606
Retained earnings	372,981	359,252	411,826	412,009	396,782
Accumulated other comprehensive income (loss)	7,995	2,707	(7,355)	(15,439)	(24,117)
Total permanent shareholders' equity	691,136	671,175	747,031	739,520	714,782
Total liabilities, temporary shareholders' equity and permanent shareholders' equity	$6,835,878	$7,200,790	$7,171,405	$7,042,221	$7,029,082

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter Ended September 30,			Quarter Ended June 30,			Quarter Ended September 30,
	2019			2019			2018
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Assets:
Interest-earning assets: (1)
Cash and cash equivalents	$91,381	$342	1.48%	$55,270	$141	1.03%	$66,127	$188	1.13%
Investment securities	803,355	5,291	2.63%	815,287	5,351	2.63%	915,439	6,072	2.65%
Loans held for sale (4)	265,581	2,704	4.07%	393,790	4,235	4.30%	530,498	6,267	4.73%
Loans held for investment	5,277,586	63,226	4.72%	5,435,474	66,047	4.83%	4,945,065	57,859	4.61%
Total interest-earning assets	6,437,903	71,563	4.38%	6,699,821	75,774	4.50%	6,457,129	70,386	4.31%
Noninterest-earning assets (2)(4)	566,305			601,893			662,784
Total assets	$7,004,208			$7,301,714			$7,119,913
Liabilities and shareholders' equity:
Deposits:(4)
Interest-bearing demand accounts	$384,937	$371	0.38%	$394,768	$393	0.40%	$427,777	$416	0.39%
Savings accounts	221,446	122	0.22%	233,387	139	0.24%	279,325	198	0.28%
Money market accounts	2,016,600	7,129	1.40%	2,021,601	6,890	1.36%	1,919,412	4,481	0.92%
Certificate accounts	2,223,602	13,093	2.34%	1,712,094	9,662	2.26%	1,483,665	6,382	1.71%
Total interest-bearing deposits	4,846,585	20,715	1.69%	4,361,850	17,084	1.57%	4,110,179	11,477	1.11%
Federal Home Loan Bank advances	85,894	593	2.71%	594,810	3,973	2.64%	838,569	4,719	2.20%
Federal funds purchased and securities sold under agreements to repurchase	6,930	39	2.22%	73,189	463	2.50%	15,192	83	2.13%
Other borrowings	9,446	83	3.52%	10,562	87	3.29%	4,892	54	4.34%
Long-term debt	125,574	1,698	5.37%	125,528	1,725	5.47%	125,384	1,695	5.37%
Total interest-bearing liabilities	5,074,429	23,128	1.81%	5,165,939	23,332	1.80%	5,094,216	18,028	1.40%
Noninterest-bearing liabilities (4)	1,236,304			1,394,445			1,265,251
Total liabilities	6,310,733			6,560,384			6,359,467
Temporary shareholders' equity	2,378			6,375			—
Permanent shareholders' equity	691,097			734,955			760,446
Total liabilities and shareholders' equity	$7,004,208			$7,301,714			$7,119,913
Net interest income (3)		$48,435			$52,442			$52,358
Net interest spread			2.57%			2.70%			2.91%
Impact of noninterest-bearing sources			0.39%			0.41%			0.29%
Net interest margin			2.96%			3.11%			3.20%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are recorded in other real estate owned.

(3)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $458 thousand, $641 thousand and $714 thousand for the quarters ended September 30, 2019, June 30, 2019 and September 30, 2018, respectively. The estimated federal statutory tax rate was 21% for all the periods presented.

(4)	Includes average balances of discontinued operations, which were impractical to remove for the periods presented. The NIM related to discontinued operations is immaterial.

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Nine Months Ended September 30,
	2019			2018
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost

Assets:
Interest-earning assets: (1)
Cash and cash equivalents	$68,554	$667	1.30%	$77,228	$620	1.07%
Investment securities	836,494	16,691	2.66%	916,685	18,187	2.65%
Loans held for sale (4)	314,745	10,283	4.36%	507,207	17,000	4.47%
Loans held for investment	5,316,633	192,307	4.79%	4,809,007	164,855	4.54%
Total interest-earning assets	6,536,426	219,948	4.46%	6,310,127	200,662	4.22%
Noninterest-earning assets (2)(4)	629,428			674,909
Total assets	$7,165,854			$6,985,036
Liabilities and shareholders' equity:
Deposits:(4)
Interest-bearing demand accounts	$385,113	$1,139	0.40%	$438,039	$1,286	0.39%
Savings accounts	231,840	410	0.24%	288,146	645	0.30%
Money market accounts	1,990,481	19,822	1.33%	1,902,466	11,992	0.84%
Certificate accounts	1,846,537	30,908	2.24%	1,369,249	15,225	1.49%
Total interest-bearing deposits	4,453,971	52,279	1.57%	3,997,900	29,148	0.97%
Federal Home Loan Bank advances	501,989	10,179	2.67%	880,114	13,138	1.97%
Federal funds purchased and securities sold under agreements to repurchase	42,483	805	2.50%	9,288	139	1.97%
Other borrowings	9,123	264	3.86%	1,868	62	4.34%
Long-term debt	125,527	5,167	5.47%	125,337	4,941	5.24%
Total interest-bearing liabilities	5,133,093	68,694	1.78%	5,014,507	47,428	1.26%
Noninterest-bearing liabilities (4)	1,304,546			1,227,112
Total liabilities	6,437,639			6,241,619
Temporary shareholders' equity	1,932			—
Permanent shareholders' equity	726,283			743,417
Total liabilities and shareholders' equity	$7,165,854			$6,985,036
Net interest income (3)		$151,254			$153,234
Net interest spread			2.68%			2.97%
Impact of noninterest-bearing sources			0.38%			0.25%
Net interest margin			3.06%			3.22%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are recorded in other real estate owned.

(3)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $1.8 million and $2.1 million for the nine months ended September 30, 2019 and September 30, 2018, respectively. The estimated federal statutory tax rate was 21% for both periods presented.

(4)	Includes average balances of discontinued operations, which were impractical to remove for the periods presented. The NIM related to discontinued operations is immaterial.

Consolidated Results of Operations
Net Income
Net income (loss) includes both continuing and discontinued operations for the periods presented.
Net income increased in the third quarter of 2019 compared to the second quarter of 2019 primarily due to a $9.6 million loss on disposal and restructuring-related expenses, net of tax, taken in the second quarter of 2019. The increase is also due to a reduction in noninterest expense from reduced salaries and commissions on lower closed loan volume, lower headcount, reductions in non-personnel costs from cost savings initiatives and the exit of our stand-alone home loan center-based mortgage business, and $2.3 million of recoveries of restructuring costs and compensation related costs, net of tax.

Net Income from Continuing Operations
Net income from continuing operations increased in the third quarter of 2019 compared to the second quarter of 2019 primarily due to an increase in noninterest income from an increase in gain on loan origination and sale activities related to increased loan sale volume and improved margin on commercial loans and a decrease in noninterest expense. This increase is partially offset by a decrease in net interest income.

Net Interest Income
Net interest income decreased in the third quarter of 2019 compared to the second quarter of 2019 primarily due to an increase in interest expense on higher deposit balances. Late in the second quarter, we increased certain high-rate certificate of deposit balances to mitigate the transfer of servicing-related deposits to fund the transfer in the quarter of servicing deposits in connection with the final transfer of mortgage loan servicing sold in the first quarter. We also experienced a decrease in interest income from a lower rate and volume of loans held for sale as we closed out the pipeline of loans associated with the sale of our stand-alone home loan center-based mortgage business. The rate and volume of loans held for investment also decreased during the quarter as a result of higher prepayments in response to the lower long-term interest rates during the quarter. This decrease was partially offset by a decrease in interest expense on FHLB advances due to a reduction in these wholesale borrowings.

Our net interest margin, on a tax equivalent basis, decreased from the second quarter of 2019 primarily due to a full quarter’s impact of the higher balance of higher-rate certificate of deposit accounts, lower balances and yields on loans held for sale as we closed out the pipeline of loans associated with the sale of our stand-alone home loan center-based mortgage business, and increased prepayments on loans held for investment in response to lower long-term interest rates during the quarter.

Provision for Credit Losses
We had no provision for credit losses in the third quarter of 2019, which due to a reduction in loan balances and net recoveries during the quarter.
Noninterest Income
The increase in noninterest income in the third quarter of 2019 compared to the second quarter of 2019 was primarily due to an increase in gain on loan origination and sale activities related to an increase in loan sales volume and improved profit margins on commercial loan sales.
Noninterest Expense

Noninterest expense in the third quarter of 2019 decreased compared to the second quarter of 2019 primarily due to a $1.7 million FDIC assessment credit, proxy solicitation and related costs in the second quarter and a decrease in salaries and occupancy costs related to our cost saving initiatives. This decrease was offset by an increase in general and administrative cost primarily due to seasonal marketing costs, a temporary increase in information services costs resulting from transitioning systems as part of our cost savings initiatives and property disposal costs.

Net Income (Loss) from Discontinued Operations
In the third quarter of 2019, net income from discontinued operations increased, compared to the second quarter of 2019, primarily due to a $9.6 million loss on disposal and restructuring related expense, net of tax, in the second quarter and a reduction in mortgage loan origination and sale activities and related noninterest expense in the third quarter as we wound down the operations of our stand-alone home loan center-based mortgage business. Additionally, $2.3 million of estimated restructuring and compensation related costs, net of tax, which had been accrued previously were recovered.
Income Taxes
Our effective income tax rate of 14.6% for the third quarter of 2019 differed from our combined Federal and blended state statutory tax rate of 23.6% primarily due to the benefit we received from tax-exempt interest income and its proportion to total net income.
Other
As of September 30, 2019, we had 1,132 full-time equivalent employees, a 7.3% net decrease from 1,221 full-time equivalent employees as of June 30, 2019. At September 30, 2019, we had 62 retail deposit branches and four primary stand-alone commercial lending centers.

Five Quarter Investment Securities

(in thousands, except for duration data)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Available for sale:
Mortgage-backed securities:
Residential	$109,581	$110,021	$112,146	$107,961	$110,294
Commercial	29,836	30,428	30,382	34,514	34,299
Collateralized mortgage obligations:
Residential	187,989	157,064	156,308	166,744	159,296
Commercial	109,543	124,579	122,969	116,674	113,385
Municipal bonds	380,093	357,097	351,360	385,655	372,582
Corporate debt securities	18,767	18,897	18,464	19,995	21,259
U.S. Treasury securities	1,309	1,311	11,037	10,900	10,670
Agency debentures	25,221	—	9,766	9,525	9,317
Total available for sale	862,339	799,397	812,432	851,968	831,102
Held to maturity	4,397	4,422	4,446	71,285	72,584
	$866,736	$803,819	$816,878	$923,253	$903,686

Weighted average duration in years - available for sale	3.7	3.8	4.4	4.6	4.8

Five Quarter Loans Held for Investment

(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Consumer loans
Single family (1)	$1,188,159	$1,259,386	$1,348,554	$1,358,175	$1,418,140
Home equity and other	567,791	588,132	585,167	570,923	540,960
Total consumer loans	1,755,950	1,847,518	1,933,721	1,929,098	1,959,100
Commercial real estate loans
Non-owner occupied commercial real estate	794,863	767,447	780,939	701,928	667,429
Multifamily	920,279	995,604	939,656	908,015	893,105
Construction/land development	762,332	779,031	837,279	794,544	790,622
Total commercial real estate loans	2,477,474	2,542,082	2,557,874	2,404,487	2,351,156
Commercial and industrial loans
Owner occupied commercial real estate	476,650	470,986	450,450	429,158	420,724
Commercial business	446,739	444,002	421,534	331,004	314,852
Total commercial and industrial loans	923,389	914,988	871,984	760,162	735,576
Total loans before allowance, net deferred loan fees and costs	5,156,813	5,304,588	5,363,579	5,093,747	5,045,832
Net deferred loan fees and costs	25,732	26,525	25,566	23,094	20,907
	5,182,545	5,331,113	5,389,145	5,116,841	5,066,739
Allowance for loan losses	(43,437)	(43,254)	(43,176)	(41,470)	(40,438)
	$5,139,108	$5,287,859	$5,345,969	$5,075,371	$5,026,301

(1)
Includes $5.3 million, $4.5 million, $4.8 million, $4.1 million and $4.1 million of single family loans that are carried at fair value at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively.

Five Quarter Loan Roll-forward

(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Loans - beginning balance	$5,304,588	$5,363,579	$5,093,747	$5,045,832	$4,903,613
Originations	355,989	402,893	361,841	447,772	482,847
Purchases and advances	248,585	290,680	383,576	268,098	254,948
Payoffs, paydowns, sales and other	(752,333)	(751,773)	(474,737)	(667,676)	(595,462)
Charge-offs and transfers to OREO	(16)	(791)	(848)	(279)	(114)
Loans - ending balance	$5,156,813	$5,304,588	$5,363,579	$5,093,747	$5,045,832

Net change - loans outstanding	$(147,775)	$(58,991)	$269,832	$47,915	$142,219

Five Quarter New Loan Commitment Trend

(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Consumer loans
Single family	$21,691	$28,249	$36,545	$54,871	$107,040
Home equity and other	43,196	84,361	96,768	124,388	124,446
Total consumer loans	64,887	112,610	133,313	179,259	231,486
Commercial real estate loans
Non-owner occupied commercial real estate	35,727	26,830	45,008	64,572	49,257
Multifamily	162,000	201,766	141,748	151,769	136,827
Construction/land development	170,918	198,280	147,030	240,680	235,857
Total commercial real estate loans	368,645	426,876	333,786	457,021	421,941
Commercial and industrial loans
Owner occupied commercial real estate	27,217	10,636	6,623	16,744	8,590
Commercial business	34,669	61,184	72,737	39,322	63,358
Total commercial and industrial loans	61,886	71,820	79,360	56,066	71,948
	$495,418	$611,306	$546,459	$692,346	$725,375
Loans Held for Investment
Loans held for investment at September 30, 2019 decreased $147.8 million or 2.8% compared to June 30, 2019. The decrease was primarily due to commercial loan transfers and sales of $232.5 million during the quarter and single family loan transfers and sales of $25.7 million. We also had a higher level of prepayments in the quarter due to declining interest rates which encouraged borrowers to refinance their loans into lower rate products, and we were not able to replace all of those refinanced loans into new originations for our loans held for investment portfolio. At September 30, 2019, new commitments totaled $495.4 million, the majority of which were commercial real estate.

Five Quarter Credit Quality Activity
Allowance for Credit Losses (roll-forward)

	Quarter Ended
(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Beginning balance	$44,628	$44,536	$42,913	$41,854	$40,982
Provision for credit losses	—	—	1,500	500	750
Recoveries, net of (charge-offs)	6	92	123	559	122
Ending balance	$44,634	$44,628	$44,536	$42,913	$41,854
Components:
Allowance for loan losses	$43,437	$43,254	$43,176	$41,470	$40,438
Allowance for unfunded commitments	1,197	1,374	1,360	1,443	1,416
Allowance for credit losses	$44,634	$44,628	$44,536	$42,913	$41,854

Allowance as a % of loans held for investment (1)(2)	0.84%	0.81%	0.80%	0.81%	0.80%
Allowance as a % of nonaccrual loans	349.37%	435.59%	271.99%	356.92%	419.57%

(1)
Includes loans acquired in bank acquisitions. Excluding acquired loans, allowance for loan losses/total loans was 0.89%, 0.86%, 0.86%, 0.85% and 0.84% at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively.

(2)	In this calculation, loans held for investment includes loans that are carried at fair value.

Five Quarter Nonperforming Assets

(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Nonaccrual loans (1)	$12,433	$9,930	$15,874	$11,619	$9,638
Other real estate owned	1,753	1,753	838	455	751
Total nonperforming assets (2)	$14,186	$11,683	$16,712	$12,074	$10,389

Nonaccrual loans as a % of total loans	0.24%	0.19%	0.29%	0.23%	0.19%
Nonperforming assets as a % of total assets	0.21%	0.16%	0.23%	0.17%	0.15%

(1)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due, unless payment is insured by the FHA or guaranteed by the VA.

(2)
Includes $1.3 million, $1.4 million, $1.7 million, $1.9 million and $1.4 million of nonperforming loans guaranteed by the SBA at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively.

Nonperforming Assets (NPAs) roll-forward

	Quarter Ended
(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Beginning balance	$11,683	$16,712	$12,074	$10,389	$10,381
Additions	5,205	3,329	6,887	3,139	1,390
Reductions:
Gross charge-offs	—	(40)	(4)	(148)	(78)
OREO sales	—	(180)	(455)	(297)	—
Principal paydowns, payoff advances, and equity adjustments	(1,428)	(6,547)	(1,695)	(709)	(642)
Transferred back to accrual status	(1,274)	(1,591)	(95)	(300)	(662)
Total reductions	(2,702)	(8,358)	(2,249)	(1,454)	(1,382)
Net additions (reductions)	2,503	(5,029)	4,638	1,685	8
Ending balance (1)	$14,186	$11,683	$16,712	$12,074	$10,389

(1)
Includes $1.3 million, $1.4 million, $1.7 million, $1.9 million and $1.4 million of nonperforming loans guaranteed by the SBA at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively.

Delinquencies

(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due	Total past due	Current	Total loans

September 30, 2019
Total loans held for investment	$7,749	$3,332	$34,023	$45,104	$5,111,709	$5,156,813
Less: FHA/VA loans (1)	5,873	2,276	21,590	29,739	71,443	101,182
Less: guaranteed portion of SBA loans (2)	—	—	1,323	1,323	5,894	7,217
Total loans, excluding FHA/VA and guaranteed portion of SBA loans	$1,876	$1,056	$11,110	$14,042	$5,034,372	$5,048,414
As a % of total loans, excluding FHA/VA and guaranteed portion of SBA loans	0.04%	0.02%	0.22%	0.28%	99.72%	100.00%

June 30, 2019
Total loans held for investment	$5,036	$3,456	$36,354	$44,846	$5,259,742	$5,304,588
Less: FHA/VA loans (1)	3,425	3,191	25,264	31,880	76,030	107,910
Less: guaranteed portion of SBA loans (2)	824	—	1,376	2,200	6,013	8,213
Total loans, excluding FHA/VA and guaranteed portion of SBA loans	$787	$265	$9,714	$10,766	$5,177,699	$5,188,465
As a % of total loans, excluding FHA/VA and guaranteed portion of SBA loans	0.02%	0.01%	0.19%	0.21%	99.79%	100.00%

(1)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.

(2)	Represents the portion of loans whose repayments are guaranteed by the SBA.

Asset Quality
Credit quality remained strong, with nonperforming assets remaining low at 0.21% of total assets. The deterioration from June 30, 2019 was primarily due to an increase in commercial nonperforming loans. The delinquency rate

(excluding FHA/VA insured and guaranteed portion of SBA loans) was 0.28% at September 30, 2019 compared to 0.21% at June 30, 2019. The increase was also related to increased commercial loan delinquencies.
The allowance for credit at September 30, 2019 remained relatively stable as compared to June 30, 2019. The ALLL/Loan ratio increased slightly to 0.84% bps compared to 0.81% bps as of June 30, 2019 due to the decrease in loans held for investment. In general, the Bank has experienced net recoveries since 2015 combined with strong credit quality trends as evidenced by our low nonperforming loan to total loan ratio. Our portfolio includes a pool of government guaranteed loans and loans obtained through acquisitions carried at fair value, all of which require nominal reserve amounts due to the government guarantee or fair value accounting treatment. These factors contributed to determining the current ALLL/Loan ratio and support the current ratio as compared to June 30, 2019.

Production Volumes for Sale to the Secondary Market

	Quarter Ended					Nine Months Ended
(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Loans sold (1)
Commercial loans sold	$270,484	$151,662	$164,071	$223,836	$157,868	$586,217	$367,429
Single family loans sold (2)	893,959	1,454,064	1,004,849	1,257,068	1,724,698	3,352,872	5,043,769
Net gain (loss) on loan origination and sale activities (1)
Commercial loans	$6,693	$2,826	$2,660	$3,295	$4,236	$12,179	$8,481
Single family loans(2)	9,628	33,549	35,435	33,015	40,335	78,612	141,458
	$16,321	$36,375	$38,095	$36,310	$44,571	$90,791	$149,939

(1) Includes loans originated as held for investment.
(2) Includes both continuing and discontinued operations.

Single Family Loans Sold from Continuing and Discontinued Operations
Of the single family loans sold during the quarter, approximately, $308.8 million of volume was originated by our bank location-based mortgage banking business included in continuing operations and $194.0 million of volume was originated by WMS. During the third quarter, we entered into an agreement to sell our ownership interest in WMS Series, LLC.

Loans Serviced for Others

(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Commercial loans serviced for others	$1,576,714	$1,535,522	$1,521,597	$1,542,477	$1,526,035
Single family loans serviced for others (1)	7,014,265	6,790,955	6,052,394	20,151,735	19,804,263
Total loans serviced for others	$8,590,979	$8,326,477	$7,573,991	$21,694,212	$21,330,298

(1)	Excludes interim loan servicing from first quarter 2019 sale of single family mortgage servicing rights.

Loan Servicing Income

	Quarter Ended					Nine Months Ended
(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Commercial loan servicing income, net:
Servicing fees and other	$2,202	$2,183	$2,419	$2,107	$1,988	$6,804	$5,946
Amortization of capitalized MSRs	(1,315)	(1,102)	(1,376)	(1,236)	(1,034)	(3,793)	(3,147)
Commercial loan servicing income	887	1,081	1,043	871	954	3,011	2,799

Single family servicing income, net: (1)
Servicing fees and other	5,252	3,883	14,938	14,949	13,058	24,073	45,936
Changes in fair value of single family MSRs due to amortization (2)	(4,489)	(3,422)	(8,983)	(8,135)	(8,300)	(16,894)	(26,570)
	763	461	5,955	6,814	4,758	7,179	19,366
Risk management, single family MSRs: (1)
Changes in fair value of MSR due to changes in model inputs and/or assumptions (3)(4)	(7,501)	(9,414)	(5,278)	(13,532)	11,562	(22,193)	52,880
Net gain (loss) from derivatives economically hedging MSR	9,040	7,194	3,683	12,137	(9,446)	19,917	(52,611)
	1,539	(2,220)	(1,595)	(1,395)	2,116	(2,276)	269
Single family servicing income (loss)	2,302	(1,759)	4,360	5,419	6,874	4,903	19,635

Total loan servicing income (loss)	$3,189	$(678)	$5,403	$6,290	$7,828	$7,914	$22,434

(1)	Includes both continuing and discontinued operations.

(2)	Represents changes due to collection/realization of expected cash flows and curtailments.

(3)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

(4)
Includes pre-tax income of $333 thousand, pre-tax loss of $2.0 million and pre-tax income of $774 thousand, net of transaction costs and prepayment reserves, for the third quarter 2019, second quarter of 2019 and first quarter of 2019, respectively, sales of single family MSRs.

Capitalized Mortgage Servicing Rights ("MSRs")

	Quarter Ended
(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Commercial Mortgage Servicing Rights
Beginning balance	$27,227	$27,692	$28,326	$28,136	26,460
Originations	2,770	530	631	1,267	2,657
Amortization	(1,196)	(995)	(1,265)	(1,077)	(981)
Ending balance	$28,801	$27,227	$27,692	$28,326	$28,136
Ratio of MSR carrying value to related loans serviced for others	1.91%	1.86%	1.92%	1.93%	1.94%

Single Family Mortgage Servicing Rights (4)
Beginning balance	$67,723	$68,250	$252,168	$263,622	$245,744
Additions and amortization:
Originations	6,422	10,184	7,287	10,057	14,525
Sale of servicing rights	—	—	(176,944)	—	(12)
Changes due to amortization (1)	(4,489)	(3,422)	(8,983)	(8,135)	(8,300)
Net additions and amortization	1,933	6,762	(178,640)	1,922	6,213
Changes in fair value due to changes in model inputs and/or assumptions (2)(3)	(7,833)	(7,289)	(5,278)	(13,376)	11,665
Ending balance	$61,823	$67,723	$68,250	$252,168	$263,622
Ratio of MSR carrying value to related loans serviced for others	0.88%	1.00%	1.13%	1.25%	1.33%

(1) Represents changes due to collection/realization of expected cash flows and curtailments.
(2) Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.
(3) Includes pre-tax income of $333 thousand, pre-tax loss of $2.0 million and pre-tax income of $774 thousand, net of transaction costs and prepayment reserves, for the third quarter of 2019, second quarter of 2019 and the first quarter of 2019, respectively, sales of single family MSRs.

(4)	Includes both continuing and discontinued operations at December 31, 2018 and September 30, 2018.

Loan Servicing from Continuing and Discontinued Operations
The increase in single family loan servicing income from the second quarter of 2019 was related to improved risk management results.

Five Quarter Deposits

(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Deposits by Product: (1)
Noninterest-bearing accounts - checking and savings	$698,714	$684,898	$683,840	$612,540	$608,839
Interest-bearing transaction and savings deposits:
NOW accounts	421,750	444,130	415,402	376,137	442,158
Statement savings accounts due on demand	220,401	227,762	241,747	245,795	272,949
Money market accounts due on demand	2,073,907	1,995,244	2,014,662	1,935,516	1,907,782
Total interest-bearing transaction and savings deposits	2,716,058	2,667,136	2,671,811	2,557,448	2,622,889
Total transaction and savings deposits	3,414,772	3,352,034	3,355,651	3,169,988	3,231,728
Certificates of deposit	2,135,869	2,060,376	1,644,768	1,579,806	1,548,392
Noninterest-bearing accounts - other	253,666	311,287	397,015	301,614	374,922
Total deposits	$5,804,307	$5,723,697	$5,397,434	$5,051,408	$5,155,042

Percent of total deposits:
Noninterest-bearing accounts - checking and savings	12.0%	12.0%	12.7%	12.1%	11.8%
Interest-bearing transaction and savings deposits:
NOW accounts	7.3	7.8	7.7	7.4	8.6
Statement savings accounts, due on demand	3.8	4.0	4.5	4.9	5.3
Money market accounts, due on demand	35.7	34.9	37.3	38.3	37.0
Total interest-bearing transaction and savings deposits	46.8	46.7	49.5	50.6	50.9
Total transaction and savings deposits	58.8	58.7	62.2	62.7	62.7
Certificates of deposit	36.8	36.0	30.5	31.3	30.0
Noninterest-bearing accounts - other	4.4	5.3	7.3	6.0	7.3
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
Includes zero, $132.8 million, $219.1 million, $162.8 million, $211.5 million in servicing deposits related to discontinued operations for the periods ended September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively.

Deposits
The increase in deposits from June 30, 2019 was primarily driven by a $74.9 million increase in consumer money market deposits, an $84.1 million increase in consumer certificates of deposits and a $13.8 million increase in noninterest-bearing checking and savings accounts. These increases were partially offset by a $47.1 million decrease in servicing deposits related to the final transfer of servicing and related deposits in connection with the first quarter MSR sales.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed the following non-GAAP financial measures: core net income; core diluted income per common share; core efficiency ratios; net income (loss), excluding income tax reform-related items, and acquisition-related items, loss on exit and disposal and restructuring related items, net of tax and adjusted noninterest expense from continuing operations. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We have disclosed the following non-GAAP financial measures: core net income; core diluted income per common share and noninterest expense, excluding income tax reform-related items, restructuring-related items, net of tax, and acquisition-related items, net of tax; net income, excluding income tax reform-related items, and acquisition-related items and restructuring-related items, net of tax. We refer to all of the above non-GAAP financial measurements as "Core" or "Adjusted" measurements. We have also presented return on average shareholders' equity, return on average tangible shareholders' equity, and return on average assets, in each case excluding income tax reform-related items, restructuring related items and acquisition-related items, net of tax. We believe all of these non-GAAP measures are useful to investors who are seeking to exclude the Tax Reform Act related tax benefit, the after-tax impact of restructuring charges and the after-tax impact of acquisition-related expenses, which we recorded in connection with our acquisition of one retail branch in Southern California in September 2017 and one retail branch in San Diego County in March 2019. Our management believes that these non-GAAP financial measures provide meaningful supplemental financial information regarding our results of core operations by excluding certain loss on disposal and restructuring-related expenses, as well as acquisition-related revenues and expenses and the impact of the Tax Reform Act tax benefit that may not be indicative of our expected recurring results of operations.

Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate acquisition-related impacts.

We also have disclosed tangible shareholders' equity, tangible book value per share of common stock, average tangible shareholders' equity and return on average tangible shareholders' equity which are non-GAAP financial measures.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.

Below we present a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	Quarter Ended					Nine Months Ended
(dollars in thousands, except share data)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Shareholders' equity	$691,136	$723,910	$747,031	$739,520	$714,782	$691,136	$714,782
Less: Goodwill and other intangibles	(36,341)	(36,771)	(36,919)	(28,035)	(28,442)	(36,341)	(28,442)
Tangible shareholders' equity (1)	$654,795	$687,139	$710,112	$711,485	$686,340	$654,795	$686,340

Common shares outstanding	24,408,513	26,085,164	27,038,257	26,995,348	26,989,742	24,408,513	26,989,742

Shareholders' equity per share	$28.32	$27.75	$27.63	$27.39	$26.48	$28.32	$26.48
Impact of goodwill and other intangibles	(1.49)	(1.41)	(1.37)	(1.03)	(1.05)	(1.49)	(1.05)
Tangible book value per share (2)	$26.83	$26.34	$26.26	$26.36	$25.43	$26.83	$25.43

Average shareholders' equity	$693,475	$741,330	$750,466	$733,969	$760,446	$728,215	$743,417
Less: Average goodwill and other intangibles	(36,617)	(36,604)	(28,611)	(28,277)	(28,698)	(33,973)	(29,099)
Average tangible shareholders' equity	$656,858	$704,726	$721,855	$705,692	$731,748	$694,242	$714,318

Return on average shareholders' equity	7.98%	(3.02)%	(0.91)%	8.30%	6.23%	1.19%	4.45%
Impact of goodwill and other intangibles	0.44%	(0.15)%	(0.04)%	0.33%	0.24%	0.06%	0.18%
Return on average tangible shareholders' equity (2)	8.42%	(3.17)%	(0.95)%	8.63%	6.47%	1.25%	4.63%

Return on average shareholders' equity	7.98%	(3.02)%	(0.91)%	8.30%	6.23%	1.19%	4.45%
Impact of tax reform-related benefit	—%	—%	—%	(2.66)%	—%	—%	—%
Impact of restructuring-related expenses (net of tax)	(0.49)%	5.16%	5.10%	(0.37)%	0.22%	3.35%	1.01%
Impact of acquisition-related expenses (net of tax)	—%	(0.02)%	0.15%	0.03%	—%	0.05%	(0.01)%
Return on average shareholders' equity, excluding income tax reform-related benefit, restructuring-related (net of tax) and acquisition-related expenses (net of tax)	7.49%	2.12%	4.34%	5.30%	6.45%	4.59%	5.45%

Return on average assets	0.79%	(0.31)%	(0.10)%	0.86%	0.66%	0.12%	0.47%
Impact of tax reform-related benefit	—%	—%	—%	(0.27)%	—%	—%	—%
Impact of restructuring-related expenses (recoveries) net of tax	(0.05)%	0.52%	0.53%	(0.04)%	0.02%	0.34%	0.11%
Impact of acquisition-related expenses (net of tax)	—%	—%	0.02%	—%	0.01%	—%	—%
Return on average assets, excluding income tax reform-related benefit, restructuring-related (net of tax) and acquisition-related expenses (net of tax)	0.74%	0.21%	0.45%	0.55%	0.69%	0.46%	0.58%

(1)
Tangible shareholders' equity is considered a non-GAAP financial measure and should be viewed in conjunction with shareholders' equity. Tangible shareholders' equity is calculated by deducting goodwill and intangible assets (excluding loan servicing rights) from shareholders' equity.

(2)
Tangible book value, a non-GAAP financial measure, is calculated by dividing tangible shareholders' equity by the number of common shares outstanding. The return on average tangible shareholders' equity, a non-GAAP financial measure is calculated by dividing net earnings available to common shareholders (annualized) by average tangible shareholders' equity.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	Quarter Ended					Nine Months Ended
(in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018	Sept. 30, 2019	Sept. 30, 2018

Consolidated results (consolidated):
Net (loss) income	$13,827	$(5,588)	$(1,715)	$15,227	$11,835	$6,524	$24,800
Impact of income tax reform-related benefit	—	—	—	(4,884)	—	—	—
Impact of loss on exit or disposal and restructuring-related (recoveries) expenses, net of tax	(858)	9,572	9,564	(676)	414	18,278	5,629
Impact of acquisition-related (recoveries) expenses, net of tax	4	(33)	290	54	4	$261	$(32)
Core net income	$12,973	$3,951	$8,139	$9,721	$12,253	25,063	30,397

Noninterest expense (2)	57,644	101,585	97,700	84,644	94,595	$256,929	$305,929
Impact of loss on exit or disposal and restructuring-related (expenses) recoveries (1)	1,086	(12,116)	(12,106)	856	(524)	(23,136)	(7,125)
Impact of acquisition-related recoveries (expenses)	(5)	42	(367)	(68)	(5)	(330)	41
Noninterest expense, excluding restructuring and acquisition-related recoveries (expenses)	$58,725	$89,511	$85,227	$85,432	$94,066	$233,463	$298,845

Efficiency ratio	78.08%	106.83%	100.66%	84.64%	86.19%	96.60%	90.13%
Impact of loss on exit or disposal and restructuring-related (expenses) recoveries	1.47%	(12.74)%	(12.47)%	0.86%	(0.48)%	(8.70)%	(2.10)%
Impact of acquisition-related (expenses) recoveries	(0.01)%	0.04%	(0.38)%	(0.07)%	—%	(0.12)%	0.01%
Core efficiency ratio	79.54%	94.13%	87.81%	85.43%	85.71%	87.78%	88.04%

Diluted earnings per common share	$0.55	$(0.22)	$(0.06)	$0.56	$0.44	$0.22	$0.91
Impact of income tax reform-related benefit	—	—	—	(0.18)	—	—	—
Impact of loss on exit or disposal and restructuring-related (recoveries) expenses, net of tax	(0.03)	0.36	0.35	(0.02)	0.01	0.70	0.21
Impact of acquisition-related (recoveries) expenses, net of tax	—	—	0.01	—	—	0.01	—
Core diluted earnings per common share	$0.52	$0.14	$0.30	$0.36	$0.45	$0.93	$1.12

Return on average tangible shareholders' equity	8.42%	(3.17)%	(0.95)%	8.63%	6.47%	1.25%	4.63%
Impact of income tax reform-related benefit	—%	—%	—%	(2.77)%	—%	—%	—%
Impact of loss on exit or disposal and restructuring-related expenses (recoveries), net of tax	(0.52)%	5.43%	5.30%	(0.38)%	0.23%	3.51%	1.05%
Impact of acquisition-related (recoveries) expenses, net of tax	—%	(0.02)%	0.16%	0.03%	—%	0.05%	(0.01)%
Return on average tangible shareholders' equity, excluding income tax reform-related benefit, loss on exit or disposal and restructuring-related expenses, net of tax, and acquisition-related (recoveries) expenses, net of tax	7.90%	2.24%	4.51%	5.51%	6.70%	4.81%	5.67%

(1)
The third quarter 2019 included $752 thousand expense related to severance, and $1.5 million cost recoveries related to facilities & IT expenses, $333 thousand gain on sale of MSR and $45 thousand income other related expenses. The second quarter 2019 includes $5.1 million, $3.5 million, $2.0 million and $1.5 million expenses related to facilities & IT, severance, loss on mortgage servicing sales and other related expenses. In the first quarter of 2019, facilities & IT, severance, and other related expenses were $10.7 million, $1.1 million and $1.1 million and gain on sale of MSR was $774 thousand.

(2)
Includes noninterest expense from discontinued operations in the amount of $1.9 million, $42.8 million, $49.9 million, $36.8 million and $46.7 million for the three months ended September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, respectively.

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about our expectations about future performance and financial condition, long term value creation, reduction in volatility, reliability of earnings, cost reduction initiatives, performance of our continued operations relative to our past operations, the nature and magnitude of additional expected charges related to our plan of exit for our home loan center-based mortgage operations and expectations regarding the ongoing impact of our sale of assets related to the home loan based mortgage business and transfer of the mortgage servicing rights on our future financial condition and results of operations. When used in this press release, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with recent restructuring activities, the ongoing need to anticipate and address similar issues affecting our business, and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow, and the appropriate allocation of our prior operations between continuing operations and discontinued operations. These limitations and risks include unexpected costs, charges or expenses relating to or resulting from the disposition of our stand-alone home loan centers and sale of a significant portion of our mortgage servicing rights portfolio; our inability to implement all or a significant portion of the cost reduction measures we have identified, the risk of adverse impacts to our business of reducing the size of our operations; changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions, fines or penalties that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; employee litigation risk arising from current or past operations including but not limited to various restructuring activities undertaken by the Bank in recent years; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards; decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices and the job market; the impact of natural disasters on housing availability; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which we update from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2018 has been derived from our audited financial statements for the year then ended as included in our 2018 Form

10-K. All financial data for the year end December 31, 2018 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2018 and the notes to such consolidated financial statements of HomeStreet, Inc. and subsidiaries as of and for the fiscal year ended December 31, 2018, as contained in the Company's Annual Report on Form 10-K for such fiscal year.